  Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (“Agreement”) is effective as of this 29th day of October 2010 by and between PTS, Inc. a fully reporting publicly traded corporation organized under the laws of Nevada, trading under the ticker symbol “PTSH” (“Purchaser”) and Raj Kalra, the owner of seventy percent (70%) of Thinline IT Services of Georgia LLC, a privately held Limited Liability Company organized under the laws of Georgia (“Company”) herein by this reference (“Seller”). The Company, the Purchaser and the Seller shall hereinafter also be referred to individually as a “party” and collectively as the “parties.”

EXPLANATORY STATEMENT

A.

The Company is a Georgia Limited Liability Company in which Raj Kalra (“Seller”) is the record and beneficial owner of seven hundred (700) shares of Company common stock or seventy (70%) of the outstanding common shares.  Seller has indicated to Purchaser that Seller is the rightful majority owner of the Corporation and has the strict authority to sell, hypothecate or exchange its ownership at will and without restriction.

B.

The Seller is the record and beneficial owner of seven hundred (700) shares of Company common stock representing seventy percent (70%) ownership of the Company.  The balance of the Company is owned by one (1) shareholder owning a total of three hundred (300) shares of the Company common stock or thirty percent (30%) of the outstanding common shares.

C.

The Seller desires to sell, assign, transfer and deliver to the Purchaser, and the Purchaser desires to purchase, all, but not less than all, of the Seller’s Ownership on the terms and subject to the conditions hereinafter contained.

NOW, THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement, the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

1.

Exchange.  On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date, Purchaser shall issue to Seller 56,000,000 shares of Purchaser’s restricted common stock (“Purchaser’s Stock”) for the complete and total ownership of Seller’s stake in the Company; at the Closing on the Closing Date, the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, that number of the Seller’s percentage as is set forth opposite the name of the Seller on Exhibit A.

2.

Purchase Consideration; Transfer of Securities.

(i)

The full, entire and aggregate purchase consideration that shall be paid at the Closing on the Closing Date by the Purchaser to the Seller for the Seller’s percentage ownership by paying the Seller the number of shares of Purchaser’s common stock (”Purchaser’s Stock”) shown on Exhibit A to be delivered by Purchaser to the Seller.

(ii)

The Seller shall deliver to the Purchaser, at the Closing on the Closing seven hundred (700) shares duly endorsed in blank, or accompanied by assignments separate from certificates duly endorsed in blank, with the Seller’s signature guaranteed by a national bank, Concurrently with the delivery by the Seller’s share ownership, the Purchaser shall deliver to the Seller stock certificates representing that number of Purchaser’s Stock shown on Exhibit A to be issued and delivered by Purchaser to the Seller at the Closing.

3.

Closing.  The closing of the purchase and sale of the Seller’s percentage provided by this Agreement (referred to throughout this Agreement as the “Closing”) shall take place at the offices of David E. Wise, Esq. on or before December 31, 2010, at such time of day as the parties hereto shall mutually agree.  The parties hereto may, by written agreement, designate a different time or place for the Closing.

At the Closing, Seller shall deliver to Purchaser the following:

a)

Ownership rights representing the Seller’s interest in the manner described in paragraph 2. (ii), above, so as to make Purchaser the majority owner thereof, free and clear of all claims and encumbrance.

b)

Audited financial statements for the years ended December 31, 2008 and 2009, and reviewed financial statements for the nine months ended September 30, 2010.  The financial statement presentation must be suitable for required SEC filings.  Should Seller be unable to produce such financial statements by December 31, 2010, this Agreement is hereby terminated.

c)

Any other documents required hereby.

At the Closing, the Purchaser shall deliver to Sellers the following:

a)

Certificates representing Purchaser’s Stock issued in the amounts indicated on Exhibit A; and

b)

Any other documents required hereby.

4.

Representations and Warranties of The Company and Seller.

  In order to induce Purchaser to consummate the transactions contemplated by this Agreement, and for the consideration expressed herein, the receipt and sufficiency of which is hereby acknowledged, the Seller who individually owns seven hundred (700) shares of the Company, jointly and severally, represent and warrant to Purchaser as follows (the truth and accuracy of each of which representations and warranties shall constitute a condition precedent to Purchaser’s obligation to close hereunder):

a)

Organization and Standing of Company.  Company is a corporation duly organized, validly existing and in good standing under the laws of Georgia and has all requisite corporate power and authority to own all of its properties and to carry on the business presently being conducted by it.  Company is duly qualified to transact business and is in good standing in Georgia.

b)

No Subsidiaries.  Company does not own or control, directly or indirectly, any corporation, association or business organization of any nature.

c)

Capitalization. As of October 26, 2010 Company has authorized capitalization of one thousand (1,000) shares of capital stock that includes one thousand (1,000) common shares, par value .001 of which one thousand (1,000) shares are issued.  A complete list of all owners is included on Exhibit A.  The Company has no outstanding obligations to issue ownership to any party now, nor will it have on the Closing Date, which are convertible into any form of ownership or debt obligation, nor any outstanding rights, options, warrants, subscriptions or other instruments or understandings entitling the holders thereof to purchase or receive any securities of Company of any kind.  Company has no contractual right or obligation to acquire any of the securities from any of its owners or holders.  It being understood by the Seller and Company that Purchaser will not assume such obligations or convert them into Purchaser's securities. The exact terms of any obligation or assumption by the Purchaser shall be evidenced in a separate writing(s) between the Purchaser and the individual holders prior to, and subject to, the Closing.

d)

Ownership and Transfer. The Seller, whether Majority or otherwise, shall warrant that they each have good and marketable title, and the unrestricted right and full power, to exchange and deliver to Purchaser the Seller’s ownership pursuant to the provisions of this Agreement.  Such Seller’s Shares have been duly and validly issued and are free and clear of all liens, encumbrances, claims, equities and liabilities of every nature and represents seventy percent (70%) of the ownership and voting securities of Company so that, at Closing, the Seller’s ownership will represent the entire ownership owned by the Seller.  The delivery of the Seller’s ownership to Purchaser will vest in Purchaser all right, title and interest in and to such shares free and clear of all liens, encumbrances, claims, equities and liabilities of every nature.

e)

Financial Statements. The Company and/or the Seller shall deliver to Purchaser unaudited financials no later than November 15, 2010 with audited financial statements for the years ended December 31, 2008 and 2009, and reviewed financial statements for the nine months ended September 30, 2010 no later than December 31, 2010.  The financial statement presentation must be suitable for required SEC filings.  Should Company be unable to produce such financial statements by December 31, 2010, this Agreement is hereby terminated.

f)

Liabilities.  Company and the Majority Shareholder do not know of any basis for the assertion against the Company of any material liabilities or obligations, either accrued, absolute, contingent or otherwise which would materially and adversely affect the value and conduct of the business of Company, other than those (i) reflected or reserved against in the Financial Statements, (ii) incurred in the ordinary course of business, or (iii) expressly disclosed in writing to Purchaser in or pursuant to this Agreement.  Company does not have any liabilities, debts or obligations not fully and properly reflected or reserved against in the Financial Statements, except liabilities and obligations incurred in the ordinary course of business, which shall be expressly disclosed in writing to Purchaser in or pursuant to this Agreement.

g)

Absence of Certain Changes.  Since October 1, 2010, there has not occurred (i) any materially adverse change in the assets, liabilities, capitalization, condition (financial or otherwise), business or prospects of Company, (ii) any damage, destruction or loss (whether or not covered by insurance) having a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of Company or (iii) any event or condition, or threat thereof, which does, or reasonably might, have a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of Company.  Since said date, Company has not directly or indirectly:

i.

             Made any loan or advance to any person or entity;

ii.

Declared or paid any dividends on any shares of ownership or member rights or redeemed, purchased or otherwise acquired any ownership interest;

iii.

Subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge;

iv.

Sold, leased or otherwise transferred any of its assets other than in the ordinary course of business;

v.

Entered into any agreements whether or not in the ordinary course of business involving consideration given by Company in amounts in excess of One Thousand Dollars ($1,000.00) other than those described in Schedules or Exhibits to this Agreement;

vi.

Modified, amended or terminated any agreement or waived or released any right, other than in the ordinary course of business;

vii.

Incurred any obligation or liability for borrowed money, or incurred any other obligation or liability except in the ordinary course of business;

viii.

Issued or sold or agreed to issue or sell any equity or debt securities.

ix.

Increased the salary, fringe benefits or other compensation of, or paid any bonus or similar compensation to, any of its officers or directors; or

x.

Agreed to do any of the things described in the preceding clauses (i) through (ix).

h)

Litigation, Etc.  There is no litigation, proceeding or investigation pending or threatened, to the knowledge of the Company or Seller.

i)

Taxes.   All federal, state and local tax returns required by law to be filed by Company have been filed and all federal, state and local taxes (including payroll taxes) have been paid to the extent that such taxes have become due and payable.  Company is not delinquent in the payment of any tax assessment, has had no tax deficiencies assessed against it, has received no notice of any such tax deficiencies, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax.

j)

No Violation, etc.   Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby conflicts or will conflict with or result in any breach or violation of or default under any term or condition of the Articles of Incorporation, as amended, of Company or the Bylaws, or any indenture, mortgage, lien, lease, covenant, agreement, contract or other instrument to which Company is a party or is bound, or any order, judgment, decree, ordinance, regulation, or any requirement of law or of any governmental or judicial authority.  Company is not in material violation of its amended Articles of Incorporation, its Bylaws or any such covenant, agreement, contract, instrument or requirement.

k)

Brokers.  No finder, broker, agent or other intermediary has acted for or on behalf of Seller or Company in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby or with any other proposed acquisition of the stock or assets of Company, nor have Seller incurred or caused to be incurred any liability for any fee or commission in the nature of a finder’s fee, originator’s or broker’s fee in connection with the subject matter of this Agreement, and Seller hereby indemnify Purchaser and agree to hold it harmless, against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by Seller or Company or services rendered by Seller (or any allegation of any such employment or services) of any finder, broker, agent or other intermediary in such connection.

5.

Representations and Warranties by Purchaser. Purchaser hereby represents and warrants to the Sellers as follows:

a)

Brokers.  No finder, broker, agent or other intermediary has acted for or on behalf of Purchaser in connection with the negotiations or consummation of this Agreement or of any of the transactions contemplated hereby or with any other acquisition of the stock or assets of Company nor has Purchaser incurred or caused to be incurred any liability for any fee or commission in the nature of a finder’s fee, originator’s fee or broker’s fee in connection with the subject matter of this Agreement, and Purchaser hereby indemnifies Sellers, and agrees to hold them harmless, against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by Purchaser or services rendered to Purchaser (or any allegation of any such employment or services) of any finder, broker, agent or other intermediary in such connection.

b)

Capitalization.  As of October 28, 2010 Purchaser has an authorized capitalization of 4,800,000,00 shares of capital stock that includes 4,600,000,000 common stock, par value $0.00001, of which 2,766,112,243 shares are issued and 200,000,000 shares of Preferred Stock, par value $0.001, of which 80,000,000 are designated as follows: 20,000,000 Pf A with 11,448,933 shares issued, 20,000,000 Pf B with no shares issued, 7,500,000 Pf C with 3,000,000 shares issued, 20,000,000 Pf D with 15,000,000 shares issued, 5,000,000 Pf E with 1,037,350 shares issued, 5,000,000 Pf F with no shares issued, and 3,000,000 Pf G with  no shares issued.

c)

Purchaser's Stock. Purchaser hereby warrants that the shares of Purchaser's Stock being exchanged for the Seller’s Shares at Closing has been duly authorized by it Board of Directors and that the delivery of the Purchaser’s Stock to Seller will vest in Seller’s all right, title and interest in and to such Purchaser’s Stock, free and clear of all liens, encumbrances, claims, equities and liabilities of every nature, and that the Purchaser’s Stock has been validly authorized and issued and upon issuance will be fully paid and nonassessable.

6.

Covenants and Agreements of the Seller.  In addition to the covenants and agreements elsewhere set forth herein, Seller covenant and agree as follows:

a)

Conduct of Business Prior to Closing.     Without Purchaser’s prior written consent to the contrary, prior to the Closing Date, which shall not be unreasonably withheld, Seller will cause Company to operate so as:

i.

            To carry on its business in substantially the same manner as heretofore carried on, and not to make any purchase or sale, or enter into any agreement or lease (whether as a lessor or lessee), or introduce any new method of management or operation in respect of any such business, except in the ordinary course of business and in a manner not inconsistent with prior practice and with the terms of this Agreement;

ii.            Not to declare or pay any dividend or make any other distribution or payment with respect to its common stock, nor directly or indirectly to redeem, purchase or otherwise acquire any of its Common Stock;

iii.

Not to acquire, sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of any fixed asset or personal property (other than inventory, including work in process, in the ordinary and usual course of business);

iv.

Not to discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) current liabilities set forth in the balance sheets included in the financial statements, or (ii) current liabilities incurred in the ordinary course of business since July 31, 2010;

v.

Not to change or alter the physical contents or character of any of its inventory so as to affect the nature of any of its business or result in a change of the total dollar valuation thereof, other than as a result of transactions in the ordinary course of business;

vi.

Not to do any of the acts specified in Subparagraph 4(g) hereof;

vii.

To maintain and preserve its business organization and goodwill intact and maintain its relationships with suppliers, customers (including lessees), creditors, employees and others having business relationships with it;

viii.

Not to make any changes or modifications in any agreement to which it is a party or which affects it, except in the ordinary course of business and in an amount not exceeding One Thousand Dollars ($1,000.00) in any one transaction or as required by this Agreement;

ix.

To take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence, rights and franchises;

x.

Not to make any commitment for any capital expenditures for a single item exceeding One Thousand Dollars ($1,000.00) and not to make commitments for capital expenditures exceeding Five Thousand Dollars ($5,000.00) in the aggregate; and

xi.

Not to enter into any contracts, commitments or proposals for the sale or lease of any of its products or sale of any of its services which require the manufacture of new products costing in the aggregate Five Thousand Dollars ($5,000.00) or more. In order not to impede Company's sales, Purchaser agrees to approve or disapprove all Company's proposed sales contracts within one (1) business day of notice, pursuant to the notice provisions herein. Purchaser agrees that its failure to notify Company of its decision within the proscribed time shall be deemed an acceptance of the proposed sales contract.

7.

Survival of Representations and Indemnification.

a)

Survival.  All material statements contained in any Exhibit, Schedule, document, certificate or other instrument delivered by or on behalf of any party hereto, or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties made pursuant to this Agreement by such party along with the representations and warranties made pursuant to this Agreement, and shall survive the consummation of the transactions contemplated by this Agreement and the investigations made by or on behalf of any of the parties.

b)

Indemnification by Seller.  Seller agrees to indemnify Purchaser and hold it harmless against and in respect of any and all damages, losses, expenses, costs, obligations and liabilities including reasonable attorney’s fees incurred in connection with any asserted claim or loss which Purchaser or Company may incur or may suffer by reason of (i) any breach of, or failure of Seller to perform, any of their representations, warranties, guarantees, commitments or covenants contained in this Agreement, and (ii) any act or omission of Seller which constitutes a breach or default hereunder.

8.

Termination of Agreement.  Anything herein to the contrary notwithstanding, this Agreement and the transaction contemplated by this Agreement shall automatically terminate, without any notice, demand or action by any party hereto, if the Closing does not occur on or before the close of business on the Closing Date or any extension of the Closing date pursuant to paragraph 3 hereof as extended.  In the event that any party hereto shall fail to perform any obligation required by this Agreement in a timely fashion, then any of the other parties may terminate this Agreement to the extent of such party’s obligations hereunder.  If there has been a material breach or misrepresentation by any party hereto, and such party has failed to cure or rectify such breach or misrepresentation within 20 days of receiving notice of such material breach or misrepresentation, then the party who detected or suspected the material breach or misrepresentation may terminate his, her or its obligations hereunder. This Agreement may also be terminated by the mutual written consent of all parties hereto.

9.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if placed in the United States mail, registered or certified, postage prepaid or, if personally delivered, addressed as follows:

If to Purchaser, to:

          PTS, Inc Corp

                                  5155 Spectrum Way

                                  Mississauga, Ont

                                  Canada, L4W 5A1

                                  Attn: Teresa Rubio and Marc Pintar

With a copy to:

          David E. Wise, Esq.

          Attorney at Law

          The Colonnade

          9901 IH-10 West, Suite 800

          San Antonio, Texas 78230

If to Company, to:

           Thinline IT Services of Georgia LLC

                                   Five Concourse Parkway

                                   Suite 1425

                                   Atlanta, Georgia 30128

                                   Attn : Raj Kalra

If to Seller, to:

           Raj Kalra

                                   Five Concourse Parkway

                                   Suite 1425

           Atlanta, Georgia 30128

And the persons at the addresses shown on Exhibit A hereto.

Each of the foregoing shall be entitled to specify a different address by giving written notice thereof to all the parties hereto.

10.

Costs and Expenses.  All costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by Purchaser and Sellers in the following manner:  Each party shall pay the fee of the attorney who represented them in negotiating and preparing this Agreement.

11.

Entire Agreement; Modifications; Waiver. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written.  No supplement, modification, waiver or termination of this Agreement, or any provision hereof, shall be binding unless executed in writing by the parties to be bound thereby.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.

Headings.  Paragraph and Subparagraph headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content hereof.

13.

Attachments.  Exhibits, Schedules and other documents referred to in this Agreement are an integral part hereof and each and every one of them is hereby incorporated by reference into this Agreement.

14.

Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and the heirs and legal representatives of Purchaser.

15.

 Effect of Termination. Termination of this Agreement pursuant to any of its provisions shall be without prejudice to any other rights or remedies of the respective parties at law or in equity.

16.

Severability.  All clauses of this Agreement are distinct and severable and if any clause shall be held to be invalid or illegal, that determination shall not affect the validity or legality of the remainder of this Agreement.

17.

Governing Law.  This Agreement shall be governed by the laws of the Nevada and shall be enforceable in Nevada.

18.

Arbitration.  In the event that there shall be a dispute arising out of or relating to this Agreement, the parties agree that such dispute shall be submitted to binding arbitration in Nevada under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the parties may agree to at the time, before a tribunal of three arbitrators, one each of whom shall be selected by the Company and the Purchaser, and the third of whom shall be selected by the two arbitrators so selected.  Any award issued as a result of such arbitration shall be final and binding between and among the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

19.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.

Publicity.  All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be released only with the written consent of the Majority Shareholders and the Purchaser.

21.

No Assignment.  Neither this Agreement nor any interest therein shall be assigned by Purchaser or any Shareholder without the prior written consent of the other parties hereto.

22.

Further Consideration, Conditions and Agreements. Before closing Purchaser will have no more than three directors on its board and at Closing Purchaser will cause Raj Kalra to be elected to its Board of Directors and hold the position of Chairman and CEO.  Raj Kalra agrees to resign these respective positions immediately should this Agreement not Close as outlined in Section 3 b.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into on the date and year first set forth above.

PURCHASER:

                        PTS, Inc. Corp

                      By:  /s/ Teresa Rubio

     Teresa Rubio, Chairman

By: /s/ Marc Pintar

      Marc Pintar, President and CEO

COMPANY:

Thinline IT Services of Georgia LLC

                         By:  /s/ Raj Kalra

        Raj Kalra, President

SELLER:

                      SHARES OWNED

Raj Kalra

                                                                        70%

EXHIBIT A

     Name                  Shares to Exchange                     Shares to Receive

Raj Kalra                                         700                                              56,000,000